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                                                                    Exhibit 10.1


                          CORAL CAPITAL PARTNERS, INC.
                              www.coralcapital.com
                                November 9, 2001

Multinet International Corp., Inc.
Att.:  David Lott,  President
8100 West Sahara Ave.
Suite # 200
Las Vegas,  NV. 89117

Re:      Engagement for Consulting Services

Dear Mr. Lott:

This letter confirms our understanding and agreement between Coral Capital Partners, Inc. ("Coral") and Multinet International Corp., Inc. ("the Client") with regard to all matters described below, including, without limitation, the matters described in the paragraph 1 as follows:

         1. The Client hereby engages Coral as the Client's agent for the purpose of providing corporate finance consulting and financial advisory services to the Client regarding the development and implementation of the companies business plan.

         2. Coral hereby accepts the engagement described in paragraph 1 and, in connection with such engagement agrees to:

                  (a) provide a general business and financial analysis of the Client's proposed business plan with respect to the Business;

                  (b) assist in the formulation and evaluation of various structural and financial alternatives;

                  (c) assist the Client in the preparation of the appropriate documents related to the Client's fund raising activities.

                  (d) assist the Client in identifying and evaluating potential candidates to provide debt, equity or other agreed upon financing for the Client; and




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         3.       The Client shall make available to Coral all information
                  concerning the proposed Business which Coral reasonably requests in connection with the performance of his obligations hereunder. All such information provided by or on behalf of the Client shall be complete and accurate and not misleading in all material respects, and Coral may rely upon the accuracy and completeness of all such information without independent verification.

         4. As compensation for the services rendered by Coral hereunder, the Client shall pay Coral as follows:

                  (a) upon the signing of this engagement letter the Client will issue Erik S. Nelson 500,000 Class A Warrants, each to purchase 1 voting common share of Multinet International Corp., Inc.. at a price of $0.50/share, and;

                  (b) upon the signing of this engagement letter the Client will issue Erik S. Nelson 500,000 Class B Warrants, each to purchase 1 voting common share of Multinet International Corp., Inc.. at a price of $1.50/share, and;

                  (c) Both warrants mentioned in items (a), and (b) shall be restricted and carry demand registration rights, and;

                  (d) the Client agrees to register the shares underlying both warrants with an effective registration statement (either an S-3, SB-2 or S-8) as soon a possible, and;

                  (e) both warrants shall have a redemption feature designed to force their exercise if the common stock closes above 150% of the exercise price for 30 consecutive trading days, and;

                  (f) the client will pay Coral a monthly cash fee of $2,500 due at the signing of this contract, and at the first of the next three (3) months for a total of four (4) months and $10,000.

         5. In consideration of Coral's services contemplated hereby, the Client agrees to: (a) indemnify and hold harmless Coral against any and all losses, claims, damages or liabilities to which Coral may become subject arising in any manner out of or in connection with the rendering of services by Coral hereunder, unless it is finally judicially determined by a court of competent jurisdiction that such losses, claims, damages or liabilities resulted directly from the negligence, bad faith, or willful misconduct of Coral; and (b) reimburse Coral immediately for all reasonable legal or other expenses reasonably incurred and actually paid by Coral in connection with investigating, preparing to defend or defending any lawsuits,



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                  claims or other proceedings naming him as a defendant and
                  arising in any manner out of or in connection with the rendering of services by Coral hereunder.

         6. The Client agrees: (a) that the indemnification and reimbursement commitments set forth in paragraph 5 shall apply whether or not Coral is a formal party to any such lawsuits, claims or other proceedings; and (b) that if Coral is advised in writing by counsel that there are one or more defenses available to him that are different from in addition to those available to the Client, that Coral is entitled to retain separate counsel of his choice in connection with any of the matters to which such commitments relate.

         7. The Client and Coral agree that if any indemnification or reimbursement sought pursuant to paragraph 5 judicially determined to be unavailable for a reason other than the negligence, bad faith or willful misconduct of Coral, then the Client and shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (I) in such proportion as is appropriate to reflect the relative benefits to the Client on the one hand, and Coral on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (I) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (1) but also the relative faults of the Client on the one hand, and Coral on the other hand, as well as any other equitable considerations; PROVIDED, HOWEVER, that in no event shall the amount to be contributed by Coral pursuant to this paragraph exceed the amount of fees actually received by Coral hereunder.

         8. Except as contemplated by the terms hereof or as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction, Coral shall keep confidential all material non-public information provided to it by the Client, and shall not disclose such information to any third party, other than such of its advisors as Coral determines to have a need to know.

         9. In the event of consummation of any transaction contemplated herein, Coral shall have the right to disclose its participation in such transaction at its own expense, including, without limitation, the placement of a "tombstone" advertisements in financial and other newspapers and journals, provided that it first submit a copy of any such advertisements to the Client for its approval, which approval shall not be unreasonably withheld or delayed.

         10. This engagement will extend for twelve months from the date hereof and shall renew automatically thereafter on a month-to-month basis unless either party has given at least ten (10) days' prior written notice to the other that it desires to terminate this engagement; PROVIDED, HOWEVER, that in the event of such termination, the Client shall be responsible for the payment of fees under paragraph 4 for transactions of the type contemplated by this agreement which are concluded during the term hereof or within or within two
                  (2) years after the day of termination; and provided, further, that the provisions of paragraphs 5, 6, and 7 shall survive the termination of this letter and shall be binding upon any successors or assigns of the Client.




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         11.      The terms and provisions of this letter are solely for the benefit of the Client and Coral and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right by virtue of this letter. This letter shall be governed by, and construed in accordance with, the substantive laws of the State of Georgia without regard to the principle of conflicts of law, and may be amended, modified or supplemented only by written instrument executed by parties hereto.

         12. The invalidity or unforceability of any provision of this letter shall not affect the validity or enforceability of any other provisions of this letter, which shall remain in full force and effect.

         13. This letter may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, not withstanding that all such parties are not signatories to the original or the same counterpart.

                                       Sincerely,


                                       /s/ Erik S. Nelson
                                       -----------------------------------------
                                       Erik S. Nelson/President
                                       Coral Capital Partners

ACCEPTED AND AGREED, as of this

12th day of November, 2001:


/s/ David Lott
--------------------------------------
David Lott,  President,
Multinet International Corp., Inc..




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